                                                                    Exhibit 3.13


DFI/CCS/Corp
Fm 33 (7/96)
                            United States of America
                               State of Wisconsin
                      DEPARTMENT OF FINANCIAL INSTITUTIONS


     I, RICHARD L. DEAN, Secretary, Department of Financial Institutions, do hereby certify that the annexed copy has been compared by me with the record on file in the Corporations unit of the Division of Corporate & Consumer Services of this department and that the same is a true copy thereof, and of the whole of such record; and that I am the legal custodian of such record, and that this certification is in due form.

[SEAL] IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed the official seal of the Department.


                                        /s/ Richard. L. Dean
                                        --------------------
                                        Richard. L. Dean, Secretary
                                        Department of Financial Institutions

DATE: JUL 3 1997                        BY: /s/ Patricia Weber


================================================================================
Effective July 1, 1996, the Department of Financial Institutions assumed the functions previously performed by the Corporations Division of the Secretary of State and is the successor custodian of corporate records formerly held by the Secretary of State.

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                            ARTICLES OF INCORPORATION

     Executed by the undersigned for the purpose of forming a Wisconsin corporation under the "Wisconsin Business Law", Chapter 180 of the Wisconsin
Statutes:

                                                  MAR 17 12:00 PM
                                                  [ILLEGIBLE]
                                                  148027 DCORP 90          90.00

     Article 1. The name of the corporation is Delta Transportation Ltd.

     Article 2. The period of existence shall be perpetual.

     Article 3. The purposes shall be to engage in any lawful activities authorized by Chapter 180 of the Wisconsin Statutes.

     Article 4. The number of shares which it shall have authority to issue, itemized by classes, par value of shares, shares without par value, and series, if any, within a class is:

                                                         Par value per
                    Series          Number of         share or statement
     Class         (if any)          Shares      shares are without par value
     -----         --------          ------      ----------------------------
  Common Stock       None             2800       Shares are without par value

     Article 5. The preferences, limitations, designations, and relative rights of each class or series of stock, are none.

                                                  MAR 17 12:00 PM
                                                  [ILLEGIBLE]
                                                  148026 EXPED 25          25.00

     Article 6. Address of initial registered office is

                              CT Corporation System
                              44 East Mifflin Street
                              Madison, Wisconsin  53703

     Article 7. Name of initial registered agent at such address is CT Corporation System.

     Article 8. The number of directors constituting the board of directors shall be fixed by the Bylaws.

     Article 9. The name of the initial directors are:

                              John P. Lewis
                              William R. Burgess

     Article 10. (Other provisions)

     The President acting alone or any other two (2) duly elected officers of the Corporation, is empowered pursuant to Wisconsin Statute 180.70(2) to sell, lease, mortgage, pledge, exchange, encumber or otherwise convey or dispose of the Corporation's real property, fixtures,

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improvements or chattels by instruments duly executed according to law without further evidence of authorization or consent of the shareholders or directors of the Corporation.

     Article 11. These articles may be amended in the manner authorized by law at the time of amendment.

     Article 12. The name and address of incorporator (or incorporators) is

          NAME                          ADDRESS
          ----                          -------
          Brad L. Whitlock              901 Main Street, Suite 6000
                                        Dallas, Texas  75234

     Executed in duplicate on the 15th day of March, 1994.

                                        /s/ Brad L. Whitlock
                                        -------------------------------


This document was drafted by Brad L. Whitlock.

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                              -------------
                               ARTICLES OF        Chapter 180
                              INCORPORATION
                              -------------

                              $90.00
                              $25.00    Expedited fee

Return to:

Attn Beth                                    ------------------
CT Corporation System                        State of Wisconsin
44 E. Mifflin St.                                  Filed
Madison, WI  53703                              -----------
                                                Mar 16 1994
                                                -----------
                                             Douglas [ILLEGIBLE]
                                             Secretary of State
                                             ------------------